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                                                                    Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

  The Company is the owner of all of the issued and outstanding stock of the following corporations, except as noted below.

                                          State or Country of
  Name of Subsidiary                          Incorporation
  ------------------                      -------------------

  Viracon/Curvlite, Inc.                      Minnesota
  Tru Vue, Inc.                               Illinois
  The Glass Depot, Inc.                       Minnesota
  Harmon Glass Company                        Minnesota
  Harmon Glass of Florida, Inc. (1)           Florida
  Glass Depot of Florida, Inc. (2) (8)        Florida
  Apogee Sales Corporation (1)                South Dakota
  Spectrum Automotive Centers, Inc. (1)(8)    Iowa
  Harmon Glass of Indiana, Inc.               Indiana
  Randell Thomas Glass Co., Inc. (2)          Florida
  Marcon Coatings, Inc. (3)                   Minnesota
  W.S.A., Inc.                                Minnesota
  Harmon Glass of Savannah, Inc. (2)          Georgia
  Harmon Contract Asia, Ltd. (4)              Minnesota
  Harmon Contract U.K., Limited (5)           United Kingdom
  Harmon Glass Network, Inc. (2) (8)          Florida
  Glass & Metal Distributors, Inc. (6)        Michigan
  Viratec Thin Films, Inc. (7)                Minnesota
  Empire State Auto & Plate Glass, Inc. (9)   New York
  Harmon Glass of Canada Ltd. (1) (8)         Canada
  Harmon Contract Europe, Ltd. (10)           United Kingdom
  Harmon Contract, Inc. (11)                  Minnesota
  Norshield Corporation (11)                  Alabama
  The Glass Depot of New York, Inc. (12)      Minnesota
  Harmon Contract Asia Sdn Bhd (13)           Malaysia
  Harmon Europe S.A. (14)                     France
  Harmon/CFEM Facades S.A. (14)               France
  Harmon Facalu S.A. (14)                     France
  Harmon Sitraco S.A. (14)                    France

(1)  Owned by Harmon Glass Company
(2)  Owned by Harmon Glass of Florida, Inc.
(3)  50% owned by W.S.A., Inc.
(4)  Owned by Harmon Contract, Inc.
(5) 99.99% and .01% owned by Harmon Contract, Inc. and Apogee Enterprises, Inc., respectively.
(6)  Owned by Harmon Glass of Indiana, Inc.
(7)  Owned by Marcon Coatings, Inc.
(8)  Inactive
(9)  66% owned by Harmon Glass of Florida, Inc.
(10) Owned by Harmon Contract U.K., Limited
(11) Owned by W.S.A., Inc.
(12) Owned by The Glass Depot, Inc.
(13) Owned by Harmon Contract Asia, Ltd.
(14) 80% owned by various Apogee entities